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                                                                     EXHIBIT 5.1


                          (CROWE & DUNLEVY LETTERHEAD)


                                  June 8, 2001
SLI, Inc.
500 Chapman
Canton, MA 02021

         RE:  SLI, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (File No. 333-__________) (the "Registration Statement"), filed by SLI, Inc., an Oklahoma corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities"), shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and warrants for the purchase of Debt Securities or Common Stock (the "Warrants"), with an aggregate offering price of up to $100,000,000. The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), the supplements to the Prospectus (the "Prospectus Supplements"), and pursuant to one or more underwriting agreements (each an "Underwriting Agreement"), substantially in the form filed as an exhibit to the Registration Statement. The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities are to be issued pursuant to a Senior Indenture, to be filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and the applicable trustee to be appointed by the Company. The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, to be filed as an exhibit to the Registration Statement (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), to be entered into between the Company and the applicable trustee to be appointed by the Company. The Debt Securities are to be issued in one or more forms filed with a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement.

         The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Offered Securities."

         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have


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SLI, Inc.
June 8, 2001
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assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         In connection with the opinions expressed below, we have further assumed that (i) in the event that the number of shares of Common Stock or Preferred Stock authorized for issuance and sale pursuant to the Registration Statement (including shares of Common Stock issued upon the conversion of any Debt Securities or the exercise of any Warrants) would exceed the authorized capital of the Company, appropriate amendments to the Company's Certificate of Incorporation will have been adopted and filed in order to increase the authorized capital of the Company; (ii) the Board of Directors of the Company or, to the extent permitted by the General Corporation Act of the State of Oklahoma, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") will have duly established the terms of the applicable Offered Securities and duly authorized the issuance and sale of such Offered Securities and such authorization will not have been modified or rescinded; (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and will not have been terminated or rescinded; (iv) a Prospectus Supplement as contemplated by the Registration Statement will have been prepared and filed with the Securities and Exchange Commission describing the Offered Securities offered thereby; (v) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) there will not have occurred any change in the law affecting the validity or enforceability of the Offered Securities; and (vii) a definitive Underwriting Agreement or purchase, sales agency or similar agreement with respect to the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         Based on such examination and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we express the following opinions:

         1. When (i) the terms of the Senior Debt Securities and of their issuance and sale have been duly established by appropriate corporate action and in conformity with the Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Senior Debt Securities have been duly completed, executed, authenticated, registered and delivered in accordance with the Senior Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

         2. When (i) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established by appropriate corporate action and in conformity with the


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SLI, Inc.
June 8, 2001
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Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Subordinated Debt Securities have been duly completed, executed, authenticated, registered and delivered accordance with the Subordinated Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

         3. When (i) a Certificate of Designation with respect to the Preferred Stock of a particular series has been duly filed with the Secretary of State of the State of Oklahoma; (ii) the terms of the Preferred Stock of such series and of its issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the issuance of the shares of Preferred Stock has been duly authorized by appropriate corporate action, including any Preferred Stock that may be issuable pursuant to the conversion of any Debt Securities; (iv) and the shares of Preferred Stock have been duly issued, sold, registered and delivered by the Company or pursuant to any Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

         4. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities, and the shares of Common Stock have been duly issued, sold, registered and delivered by the Company or pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

         5. When (i) the terms of the Warrants have been established in accordance with the resolutions of the Company's Board authorizing the issuance and sale of the Warrants so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the applicable warrant agreement (the "Warrant Agreement") has been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, (iii) the Warrants or certificates representing the Warrants have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Warrant Agreement and sold pursuant to any Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be legally issued, fully paid and non-assessable.


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SLI, Inc.
June 8, 2001
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         The opinions expressed herein are subject to the following limitations, qualifications and exceptions:

         A. To the extent that either of the Indentures or any Warrant Agreement contains a choice of law provision designating the laws of any state other than the State of Oklahoma as the governing law for such Indenture or Warrant Agreement, we have assumed that such Indenture or Warrant Agreement is or will be valid and enforceable under the laws of such state.

         B. Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of registration statements under the Act, we are not passing upon, and do not assume responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. We have acted as special local counsel to the Company and have not participated in the preparation of the Registration Statement and the Prospectus.

         C. The validity and enforceability of any Debt Securities or Warrants and the various obligations of the parties thereto, and the availability of certain rights, and remedies and powers provided for therein may be limited by
(a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor's rights generally and (b) equitable principles of general applicability, regardless of whether considered in a proceeding at law or in equity.

         D. This opinion is rendered solely to you in connection with the matters described herein. This opinion may not be used or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except as set forth below.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                    Very truly yours,


                                    CROWE & DUNLEVY,
                                    A Professional Corporation



                                    By: /s/ Gary L. Betow